UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 28, 2004

____________________

GLOBAL INDUSTRIES, LTD.

(Exact name of registrant as specified in its charter)
Louisiana (State or other jurisdiction of incorporation or organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive		70665
P.O. Box 442, Sulphur, LA (Address of principal executive offices)		70664-0442 (Zip code)

Registrant's telephone number, including area code: (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On September 28, 2004, Global Industries, Ltd. (the "Company") issued performance based vesting restricted stock awards covering an aggregate of 888,000 shares of its common stock, $.01  par value per share (the "Restricted Stock"), to executive officers, including awards to the named executive officers as set forth in the table below.

Name and Title of Named Executive Officer	Number of Shares of Restricted Stock Awarded
William J. Dore'	250,000
Chairman of the Board and Chief Executive Officer

Peter S. Atkinson	100,000
President

J. Michael Pearson	100,000
Chief Operating Officer

Timothy W. Miciotto	46,000
Senior Vice President, Chief Financial Officer

James J. Dore'	46,000
President, Global Divers and Marine Contractors

        The restricted stock awards were made under the Global Industries, Ltd. 1998 Equity Incentive Plan and the forfeiture restrictions on all or a portion of the Restricted Stock will lapse based on the Company's performance level using two criteria during a three year performance period which begins on January 1, 2005 and ends on December 31, 2007.  The performance criteria under these awards are (1) the Company's average return on capital (as defined in the restricted stock awards) during the performance period and (2) the Company's total shareholder return (as defined in restricted stock awards) during the performance period relative to the companies that make up the Oil Service Index during the same period.  With respect to each performance criteria, if the threshold, target or maximum levels of performance for such criteria are met, 5%, 25% or 50%, respectively, of the Restricted Stock included in the award will become vested (with an interpolated percentage between such points).  The Restricted Stock will be forfeited in the event (i) the threshold level of performance is not met, (ii) the executive officer terminates his employment with the Company (other that by reason of such executive officer's death, disability or retirement) or (iii) the executive officer's employment is terminated by the Company for cause (as defined in the 1998 Equity Incentive Plan), in either case prior to the forfeiture restrictions on the Restricted Stock lapsing under the awards.  The forfeiture restrictions on the Restricted Stock may lapse as to some or all of the Restricted Stock as of an earlier date upon a change in control of the Company (as defined in the 1998 Equity Incentive Plan).

        A copy of the Form of Executive Long-Term Restricted Stock Agreement (Performance Vesting / ROC - TSR Based) is filed herewith as Exhibit 10.1 to this Report.

Item 9.01.        Financial Statements and Exhibits.

                (a)    Financial statements of business acquired.

                (b)    Pro forma financial information.
                        Not applicable.

                (c)    Exhibits.
                        10.1    Form of Executive Long-Term Restricted Stock Agreement (Performance Vesting /
                                    ROC-TSR Based)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBAL INDUSTRIES, LTD.

Date:        September 30, 2004                        By: /s/  TIMOTHY W. MICIOTTO
                                                                            Name:    Timothy W. Miciotto
                                                                            Title: Senior Vice President/CFO

EXHIBIT INDEX

Exhibit
Number                                    Exhibit Description

10.1                Form of Executive Long-Term Restricted Stock Agreement ( Performance Vesting /
ROC-TSR Bases)

                                    Exhibit 10.1

FORM OF EXECUTIVE
LONG-TERM INCENTIVE
RESTRICTED STOCK AGREEMENT
(Performance Vesting / ROC-TSR Based)

        AGREEMENT made as of the ______ day of _______________, 200_ between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the "Company"), and ____________________________________________ ("Participant").

        To carry out the purposes of the GLOBAL INDUSTRIES, LTD. 1998 EQUITY INCENTIVE PLAN (the "Plan") and in consideration of services performed by Participant and the mutual agreements and other matters set forth herein and in the Plan, the Company and the Participant hereby agree as follows:

        1. Issuance of Stock. The Company, pursuant to the Plan, has granted on ________________, 200__, (the "Date of Grant") to Participant ___________ shares of the common stock, $.01 par value per share, of the Company ("Stock"). The shares of Stock so granted under the Plan and issued to Participant under this Agreement shall be subject to all the terms, conditions and restrictions set forth in the Plan and this Agreement including future amendments to either, if any, pursuant to the terms thereof.

        2. Forfeiture Restrictions. The shares of Stock issued to Participant pursuant to this Agreement shall not be sold, assigned, pledged, or otherwise transferred, to the extent then subject to the Forfeiture Restrictions. In the event Participant's employment is Terminated for Cause by the Company or by the Participant for any reason other than Retirement, death or Disability prior to the lapse of the Forfeiture Restrictions with respect to any shares, Participant shall be obligated, for no consideration, to forfeit and surrender such shares to the Company. In addition, in the event that the number of Restricted Shares that shall Vest in accordance with the provisions of Paragraph 3 below shall be less than the total number of Restricted Shares granted pursuant to this Agreement, Participant shall be obligated, for no consideration, to forfeit and promptly surrender to the Company the number of Restricted Shares that do not Vest. The prohibition on transfer and the obligation to forfeit and promptly surrender shares to the Company are herein referred to as the "Forfeiture Restrictions," and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as "Restricted Shares."

        3. Vesting / Lapse of Forfeiture Restrictions.

        (a) As soon as administratively practicable after the last day of the Performance Period, the Committee shall determine the Return on Capital for the Company and the Total Shareholder Return for the Company and each of the Peer Companies for the Performance Period. The Committee's determinations pursuant to the preceding sentence shall be certified by the Committee in writing and delivered to the Secretary of the Company. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification. At the time of such certification and based on the Return on Capital for the Performance Period and the percentile ranking of the Company's Total Shareholder Return for the Performance Period compared to the Peer Companies, the number of Restricted Shares that shall Vest shall be equal (in each case rounded up to the nearest whole share) to (x) the sum of the ROC Vesting Percentage and the TSR Vesting Percentage multiplied by (y) the number of Restricted Shares. The ROC Vesting Percentage and the TSR Vesting Percentage shall be determined in accordance with the schedules set forth on Appendix A hereto.

        (b) Notwithstanding any provision of Paragraph 3(a) to the contrary, no Restricted Shares shall Vest and such shares shall be immediately forfeited to the extent not then Vested if Participant's employment is Terminated for Cause by the Company or by the Participant for any reason other than death, Disability or Retirement.

        (c) In the event of a Change in Control (as defined in the Plan) prior to the last day of a Performance Period and while Participant is in the employ of the Company, 50% of the Restricted Shares with respect to such Performance Period shall Vest as of the effective date of such Change in Control.

        (d) Upon termination of Participant's employment by reason of Retirement, death or Disability or by the Company other than a Termination for Cause, the Restricted Shares shall not be immediately forfeited, but rather the number of shares Vested at the time specified in Paragraph 3(a) shall equal the total number of shares that would become Vested as provided in Paragraph 3(a) based on the Return on Capital and Total Shareholder Return for the Performance Period multiplied by the portion (expressed as a percentage rounded to one decimal place) of the Performance Period during which the Participant was an employee of the Company.

        4. Corporate Acts; Shares Received in Reorganization or Stock Split. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.The prohibition on transfer of shares subject to the Forfeiture Restrictions shall not apply to the exchange of Restricted Shares pursuant to a plan of reorganization of the Company, but the securities or property received in exchange therefor, and any stock received as a result of a stock split or stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Forfeiture Restrictions (to the extent then applicable).

        5. Endorsement on Certificate. Each certificate representing Restricted Shares may be conspicuously endorsed as follows:

The sale, assignment, pledge or other transfer of the shares of stock evidenced by this certificate is prohibited by the terms and conditions of a Restricted Stock Agreement, a copy of which is attached hereto and incorporated herein, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement and applicable securities laws.

        Each transfer agent for the Common Stock may be instructed not to transfer shares granted hereunder except in accordance with the terms hereof.

        6. Community Interest of Spouse. The community interest, if any, of any spouse of Participant in any of the Restricted Shares shall be subject to all terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Participant's interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement or the Plan.

        7. Withholding of Tax. To the extent the issuance of Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation income or wages by Participant for federal, state or local tax purposes, the Participant shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money (or shares of Common Stock) as the Company may require to meet all obligations under applicable tax laws or regulations, and if Participant fails to do so, the Company is authorized to withhold from any cash or stock compensation then or thereafter payable to Participant any tax required to be withheld by reason thereof.

        8. Tax Election. If Participant makes the election authorized by Section 83(b) of the Internal Revenue Code of 1986, Participant shall promptly submit to the Company a copy of the statement filed by Participant to make such election.

        9. Stock Power and Retention of Certificates. The Company may require Participant to execute and deliver to the Company a stock power in blank with respect to the Restricted Shares and may, in its sole discretion, determine to retain possession of the certificates for shares with respect to which the Forfeiture Restrictions have not lapsed. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to such shares pursuant to the provisions of Paragraph 2. Notwithstanding retention of such certificates by the Company, Participant shall have all rights (including dividend and voting rights) with respect to the shares represented by such certificates prior to the date, if any, on which Participant has forfeited the Restricted Shares.

        10. Employment Relationship. Nothing contained in this Agreement or the Plan shall interfere with or limit in any way the right of the Company to terminate the employment of Participant, nor confer upon Participant any right to continue as an Employee. For purposes of this Agreement, Participant shall be considered to be an Employee of the Company as long as Participant remains an employee of either the Company, or a parent or subsidiary of the Company. Any questions as to whether and when there has been a termination of such employment shall be determined by the Committee of the Company's Board of Directors, and its determination shall be final.

        11. Government Regulation. Participant agrees that the shares of Stock that he received in accordance with this Agreement shall not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for issuance of the shares under the Securities Act of 1933, as amended (the "Act"), or an applicable exemption form the registration requirements of the Act. Participant agrees that the shares of Stock which he receives pursuant to the Agreement will not be sold or disposed of in any manner which would constitute a violation of any other applicable securities laws, whether federal or state.

        In addition, Participant agrees (i) that the certificates representing the shares of Stock received pursuant to this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may instruct its transfer agent, if any, to stop transfer of the shares of Stock received pursuant to this Agreement, and (iii) that the Company may refuse to register the transfer of the Stock on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law.

        12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

        13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

        14. Restriction on Transfer. Any attempted transfer or disposition of Restricted Shares in any manner that violates the Forfeiture Restrictions prior to their lapse or any other provisions of this Agreement or the Plan shall be void. The Company shall not be required (i) to transfer on its books any Restricted Shares purported to be transferred in violation of this Agreement or the Plan or (ii) to treat as the owner of such Restricted Shares, to accord the right to vote such Restricted Shares or to pay any dividends or distributions in respect of such Restricted Shares to any transferee to whom such Restricted Shares have been transferred in violation of this Agreement or the Plan.

        15. Certain Definitions. Wherever used in this Agreement, the following words and phrases when capitalized will have the meanings ascribed below, unless the context clearly indicates to the contrary, and all capitalized terms used in this Agreement, which are not defined in this Agreement, will have the meanings set forth in the Plan.

"Annual Net Operating Profit After Tax" means, with respect to a Performance Period, the average annual net operating profit after taxes with such average being determined by the Committee by totaling the net operating profit after taxes for each fiscal year within the Performance Period and dividing such total by the number of fiscal years in the Performance Period. The net operating profit after taxes for each fiscal year shall be equal to the product of (i) total sales or revenues of the Company and its consolidated subsidiaries for the fiscal year minus costs of operations and selling, general and administrative expenses of the Company and its consolidated subsidiaries for the fiscal year multiplied by (ii) one minus the Company's consolidated effective tax rate for the fiscal year. Each of total sales or revenues, costs of sales or revenues, operating costs and effective tax rate shall be as set forth in or determined based upon the regularly prepared and publicly available audited consolidated financial statements of the Company for the relevant fiscal year prepared in accordance with GAAP.

"Base Share Value" means the trailing 20-day average closing share price for the Stock or Peer Company Shares, as the case may be, on the principal exchange or market on which such shares are traded determined as of the last day of the month immediately prior to the first day of the Performance Period.

"Ending Share Value" means the trailing 20-day average closing share price of the Stock or the Peer Company Shares, as the case may be, on the principal exchange or market on which such shares are traded determined as of the last day of the Performance Period.

"GAAP" means United States generally accepted accounting principles, consistently applied.

"Long-Term Debt" means, with respect to each Performance Period and for the Company, the average quarterly balance of the sum of (i) all indebtedness of the Company and its consolidated subsidiaries (without duplication) for borrowed money, (ii) all obligations of the Company and its consolidated subsidiaries (without duplication) in respect of any capitalized lease, and (iii) all obligations and liabilities of the Company and its consolidated subsidiaries (without duplication) secured by any liens on any property or assets (in each case of clause (i), (ii) and (iii), unless the Compensation Committee shall determine otherwise in its discretion, including current maturities or portions of such long-term debt, obligations and liabilities), with such average quarterly balance being determined by totaling all quarterly balances (each such balance determined as of the last business day of each calendar quarter) for the Performance Period and dividing such total by the number of quarterly periods in the Performance Period. The Committee shall determine Long-Term Debt based on the regularly prepared and publicly available financial statements of the Company prepared in accordance with GAAP.

"Peer Company" means each of the companies comprising the Oil Service Sector Index (OSX) on the last day of the Performance Period.

"Peer Company Shares" means the common shares of a Peer Company.

"Performance Period" means the three-year period ending on the date set forth on Appendix A of this Agreement.

"Retirement" means the termination of Participant's employment with the consent of the Company after at least ten years of service, not including service time with any company or entity acquired by the Company prior to such acquisition.

"Return on Capital" means, with respect to a Performance Period, the amount (expressed as a percentage rounded to one decimal place) determined by dividing (i) the Annual Net Operating Profit After Tax for such Performance Period by (ii) the Shareholders' Equity plus the Long-Term Debt for such Performance Period.

"Shareholders' Equity" means, with respect to each Performance Period, the average quarterly balance of the "Shareholders' Equity" reflected in the regularly prepared and publicly available financial statements of the Company prepared in accordance with GAAP, with such average quarterly balance being determined by the Committee by totaling all quarterly balances (each such balance determined as of the last business day of each calendar quarter) for the Performance Period and dividing such total by the number of quarterly periods in the Performance Period.

"Termination for Cause" means termination as a result of Participant's gross negligence, willful misconduct in the performance of his employment or Participant's final conviction of a felony or any misdemeanor involving moral turpitude.

"Total Shareholder Return" means the compound rate of return over the Performance Period for the Company or a Peer Company, as the case may be, from changes in the trading price of such entity's common stock and any dividends and other distributions paid by such entity on its common stock during the Performance Period, calculated by (i) assuming one share of such entity's common stock is purchased on the first day of the Performance Period at the Base Share Value, (ii) assuming that additional shares (or portion of shares) of such entity's common stock are purchased with any dividends or other distributions paid on the initial share and on shares accumulated through the assumed reinvestment of dividends and other distributions, with such purchase being made on the dividend or distribution payment date at a price equal to the closing price of such entity's common stock on such payment or distribution date, (iii) calculating the aggregate number of shares of such entity's common stock that would be accumulated over the Performance Period, (iv) multiplying the number of shares calculated in clause (iii) by the Ending Share Value, and (v) determining the total compound rate of return over the Performance Period by subtracting the Base Share Value used in clause (i) from the value resulting from the computation in clause (iv) and dividing the difference by the Base Share Value set forth in clause (i).

"Vest" means the lapse of the Forfeiture Restrictions with respect to all or a portion of the Restricted Shares.

[the next page is the signature page]

        IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officers, and Participant and his or her spouse, if any, have executed this Agreement, all as of the day and year first above written.
GLOBAL INDUSTRIES, LTD.
ATTEST:
By:
Name:
Title:

(Participant)

(Participant's Spouse)

Appendix A
Restricted Stock Agreement
(Performance Vesting / ROC-TSR Based)
AWARD OF PERFORMANCE-VESTING SHARES

Performance Period Ends	Full Vesting ROC%	Target Vesting ROC%	Threshold Vesting ROC%	Full Vesting TSR Percentile	Target Vesting TSR Percentile	Threshold Vesting TSR Percentile

Return on Capital for the Performance Period	ROC Vesting Percentage
At or above the Full Vesting ROC	__%
Above the Target Vesting ROC but less than the Full Vesting ROC	Interpolated percentage between __% and __%
At the Target Vesting ROC	__%
Above the Threshold Vesting ROC but less than the Target Vesting ROC	Interpolated percentage between __% and __%
At the Threshold Vesting ROC	__%
Below the Threshold Vesting ROC	0%

        The interpolated percentage referred to in the schedule above shall be determined (i) for a Return on Capital greater than the Threshold Vesting ROC but less than the Target Vesting ROC by increasing the stated ROC Vesting Percentage for the Threshold Vesting ROC by the Below Target Incremental Percentage for each one-tenth of one percent (0.1%) by which the Return on Capital exceeds the Threshold Vesting ROC and (ii) for a Return on Capital greater than the Target Vesting ROC but less than the Full Vesting ROC by increasing the stated ROC Vesting Percentage for the Target Vesting ROC by the Above Target Incremental Percentage for each one-tenth of one percent (0.1%) by which the Return on Capital exceeds the Target Vesting ROC. "Below Target Incremental Percentage" means the amount (expressed as a percentage) equal to (A) the ROC Vesting Percentage for the Target Vesting ROC minus the ROC Vesting Percentage for the Threshold Vesting ROC divided by (B) 10 multiplied by the difference between the Target Vesting ROC and the Threshold Vesting ROC and "Above Target Incremental Percentage" means the amount (expressed as a percentage) equal to (A) the ROC Vesting Percentage for the Full Vesting ROC minus the ROC Vesting Percentage for the Target Vesting ROC divided by (B) 10 multiplied by the difference between the Full Vesting ROC and the Target Vesting ROC. To illustrate, if, for the Performance Period, the Target Vesting ROC is __%, the Threshold Vesting ROC is __%, and the actual Return on Capital is __%, then the Below Target Incremental Percentage is __% (__% divided by (10 multiplied by (__% minus __%))). Since the actual Return on Capital exceeds the Threshold Vesting ROC Percentage in this example, the Vesting Percentage would be __% (__% plus (__% multiplied by 10)).

Company's Total Shareholder Return for the Performance Period Compared to Peer Companies	TSR Vesting Percentage
At or above the Full Vesting TSR Percentile	__%
Above the Target Vesting TSR Percentile but below the Full Vesting TSR Percentile	Interpolated percentage between __% and __%
At the Target Vesting TSR Percentile	__%
Above the Threshold Vesting TSR Percentile but below the Target Vesting TSR Percentile	Interpolated percentage between __% and __%
At the Threshold Vesting TSR Percentile	__%
Below the Threshold Vesting TSR Percentile	0%

        The interpolated percentage referred to in the schedule above shall be determined (i) for an actual percentile ranking above the Target Vesting TSR Percentile but below the Full Vesting TSR Percentile by adding to the TSR Vesting Percentage for the Target Vesting TSR Percentile ranking 1.0% for each whole percentile ranking above the Target Vesting TSR Percentile and (ii) for an actual percentile ranking above the Threshold Vesting TSR Percentile but below the Target Vesting TSR Percentile by adding to the TSR Vesting Percentage for the Threshold Vesting TSR Percentile ranking __% for each whole percentile ranking above the Threshold Vesting TSR Percentile, rounding the result in either case up to the nearest whole percentage. To illustrate, if the Company's Total Shareholder Return over the Performance Period ranks in the __ percentile compared to the Total Shareholder Return of the Peer Companies, the vesting percentage shall be __% (__% plus __% rounded up to the nearest whole percentage).